UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

September 15, 2006

Date of Report (Date of earliest event reported)

METALDYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170

(Address of principal executive offices)

(734) 207-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐                                    Pre-cornmencement communication s pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐                                    Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 7.01                     Regulation FD Disclosure.

As previously disclosed, Metaldyne Corporation (“Metaldyne”) has entered into an Agreement and Plan of Merger, dated as of August 31, 2006, by and among Metaldyne, Asahi Tec Corporation, a Japanese corporation (“Asahi Tec”), and Argon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Asahi Tec (“Acquisition Sub”), pursuant to which Acquisition Sub will merge into Metaldyne (the “Merger”) and Metaldyne, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Asahi Tec. The necessary stockholder approval for the Merger has been obtained.

On September 18, 2006 Asahi Tec will distribute a presentation to certain European and Japanese financial institutions concerning the proposed Merger that includes information concerning Metaldyne, with Metaldyne’s permission. Metaldyne has agreed, following a request by Asahi Tec, that certain executives at Metaldyne meet with these institutions in Europe and Japan to discuss the presentation. The content of those meetings is expected to be consistent with the presentation and otherwise publicly available information.  The presentation does not constitute proxy soliciting materials. The visual presentation is furnished herewith as Exhibit 99.1

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit 99.1                                    Visual Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2006

METALDYNE CORPORATION

	By:	/s/ Jeffrey M. Stafeil
		Name:	Jeffrey M. Stafeil
		Title:	Executive Vice President
and Chief Financial Officer